Exhibit 10.26

AMENDMENT TO BUSINESS ADVISORY AGREEMENT

This Amendment to Business Advisory Agreement (this “Amendment”) is entered into as of August 24th, 2016, by and between Acer Therapeutics Inc., a Delaware corporation (the “Company”), and Extera Partners LLC, a Delaware limited liability company (“Extera”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Original Agreement (as defined below).

WHEREAS, the Company and Extera, as assignee of EPLS LLC, a Delaware limited liability company, are parties to that certain Business Advisory Agreement dated as of September 1, 2015 (the “Original Agreement”);

WHEREAS, the Company and Extera desire to amend the Original Agreement to permit Extera to assign its rights and obligations under the Original Agreement in connection with an M&A Event to Armory Securities or another registered broker dealer reasonably acceptable to the Company;

NOW, THEREFORE, in consideration of the promises and conditions contained herein, the Company and Extera hereby agree as follows:

1. Amendment to the Original Agreement. Section 3 of the Original Agreement is hereby amended and restated in its entirety to read as follows (it being understood that, in accordance with Section 14 of the Original Agreement, references to EPLS in Section 3 as so amended and restated will deemed to include Extera):

“3. BROKER DEALER; PARTIAL ASSIGNMENT

EPLS and the Company agree that EPLS may assign its rights and obligations of this Agreement in connection with a possible offering of securities to Takeda or a possible M&A Event to Armory Securities or to another registered broker dealer reasonably acceptable to the Company (the “BD”), so that said offering is effected by, or Services in connection with said M&A Event are provided by, such BD. Upon such assignment, all the terms and conditions detailed in this Agreement, including but not limited to Transaction-related fees or M&A Event-related fees and indemnification provisions, shall bind the Company and the BD. Any payments associated with the closing of such offering or M&A Event shall be payable to the BD.”

2. Effect of Amendment. Except as herein amended, the Original Agreement shall remain in full force and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Original Agreement, to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Original Agreement as amended by this Amendment, as applicable.

3. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

4. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Business Advisory Agreement as of the date first above written.

ACER THERAPEUTICS INC.

By: /s/ Chris Schelling
Name: Chris Schelling Title: President and CEO

SIGNATURE PAGE TO AMENDMENT TO BUSINESS ADVISORY AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to Business Advisory Agreement as of the date first above written.

EXTERA PARTNERS LLC

By:	/s/ Jonathan Reis
Name: Jonathan Reis
Title: Managing Partner

SIGNATURE PAGE TO AMENDMENT TO BUSINESS ADVISORY AGREEMENT